Exhibit 10.29

CHANGDA INTERNATIONAL HOLDINGS, INC.
10th Floor Chenhong Building
No. 301East Dong Feng Street
Weifang, Peoples Republic of China

August 3, 2010

To the Holders of the 20% Promissory Notes Due August 3, 2010.

Reference is made to that certain 20% Promissory Note due August 3, 2010 (the “February 2010 Notes”) and the Warrant to Purchase Shares of Common Stock (the “February 2010 Warrants”) between Changda International Holdings, Inc. (“Changda” or the “Company”) and the Holders signatory thereto (the “Holders”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the February 2010 Notes and the February 2010 Warrants.

The Maturity Date of the February 2010 Notes is August 3, 2010.  By way of this Letter, the undersigned Holders agree that the Maturity Date shall be extended until the earlier of (i) December 1, 2010 or (ii) 5 business days after the closing of the Company’s public offering of its equity and/or debt securities.

In consideration for the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees to provide each Holder the following:

(i)	the payment of an additional 5% interest on the February 2010 Notes commencing from the date of this Letter until the Maturity Date, which payment shall be due and payable on the Maturity Date;
(ii)
a downward adjustment of the exercise price of the February 2010 Warrants from $2.25 to $0.75, the closing price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board on August 2, 2010, the lasttrading day prior to the date of this Letter Agreement;

(iii)	an amendment to the cashless feature of the February 2010 Warrants to make the February 2010 Warrants exercisable on a cashless basis immediately as of the date of this Letter Agreement; and
(iv)
the Holder’s  pro-rata portion of a $25,000 payment of interest on the aggregate principal amount of $900,000 of February 2010 Notes outstanding as of the date of this Letter to be payable within 3 business days after the date hereof.  By way of example, for every $100,000 of February 2010 Notes held, the Holder shall be entitled to receive $2,777.78 of the interest payment to be made by the Company.

Except as expressly set forth herein, this letter shall not by implication or otherwise (a) limit in any manner whatsoever the Company’s obligation to comply with, and the undersigned’s right to insist on the Company’s compliance with, each and every term of the February 2010 Notes and the other documents issued in connection with such documents, or (b) constitute a waiver of any default or Event of Default or any right or remedy available to the undersigned, or of the Company’s obligation to pay and perform all of its obligations, in each such case whether arising under the February 2010 Notes, or, any other related agreements, applicable law and/or in equity, all of which rights and remedies are hereby expressly reserved, are not waived and may be exercised at any time, and none of which obligations are waived.  Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the February 2010 Notes in similar or different circumstances.

This letter constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.  The terms set forth in this waiver may not be amended without the prior written consent of each of the Company and Holder.

This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

CHANGDA INTERNATIONAL HOLDINGS, INC.

By:	/s/ QingRan Zhu
Name: QingRan Zhu
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

By: /s/ Jane Capellini

Jane Capellini

AGREED AND ACKNOWLEDGED:

EAGLEBROOK SCHOOL

By:/s/ Eric Malloy

 Name: Eric Malloy
Title: Business Manager